Exhibit 32.1

Written Statement of Chief Executive Officer
 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer of On Assignment, Inc. (the "Company"), hereby certifies that, to his knowledge on the date hereof:
(a) the Annual Report on Form 10-K of the Company for the period ended December 31, 2015 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2016	/s/ Peter. T. Dameris
Peter T. Dameris
Chief Executive Officer and President